Exhibit 10.1

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH [*]

AMENDMENT NUMBER ONE TO GOOGLE SERVICES AGREEMENT

This Amendment Number One to the Google Services Agreement (“Amendment”), effective as of June 1, 2020 (“Amendment Effective Date”), is between Google LLC (“Google”) and Synacor, Inc. (“Company”) and amends the Google Services Agreement that has an effective date of June 1, 2018 (the “Agreement”). Capitalized terms not defined in this Amendment have the meanings given to those terms in the Agreement. The parties agree as follows:

1. Renewal Term. The “Term” as set forth on the cover page of the Agreement is extended to continue through May 31, 2021 (inclusive).

2. Image Search Service Removed. Effective as of the Amendment Effective Date, and for the remainder of the Term: [*] (c) all references to the IS Search Service will be deemed deleted from the Agreement [*].

3. [*] Co-Branded Site. Section 2.4 is deleted in its entirety.

4. General. The parties may execute this Amendment in counterparts, including facsimile, PDF, or other electronic copies, which taken together will constitute one instrument. Except as expressly modified herein, the terms of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment by persons duly authorized.

GOOGLE		Synacor, Inc.

By:	/s/ Philipp Schindler	By:	/s/ Timothy J. Heasley
Name:	Philipp Schindler	Name:	Timothy J. Heasley
Title:	Authorized Signatory	Title:	Chief Financial Officer
Date:	May 27, 2020	Date:	May 27, 2020